Exhibit 10.18

AMENDED AND RESTATED ESCROW DEPOSIT AGREEMENT

This AMENDED AND RESTATED ESCROW DEPOSIT AGREEMENT (this “Agreement”) dated as of this 20th day of June 2017, by and among ZK INTERNATIONAL GROUP CO., LTD., a British Virgin Islands company (the “Company”), having an address at No. 678 Dingxiang Road, Binhai Industrial Park, Wenzhou, Zheijiang Province, People’s Republic of China 325025 and BOUSTEAD SECURITIES, LLC (the “Underwriter”), having an address at 6 Venture, Suite 325, Irvine, CA 92618, and SIGNATURE BANK (the “Escrow Agent”), a New York State chartered bank, having an office at 950 Third Ave, 9th Floor, New York, NY 10022. All capitalized terms not herein defined shall have the meaning ascribed to them in that certain prospectus to be filed with the United States Securities and Exchange Commission (the “SEC”), on or about May 22, 2017, under File Number 333- 218198 including all attachments, schedules and exhibits thereto (the “Prospectus”).

WITNESSETH:

WHEREAS, pursuant to the terms of the Prospectus the Company desires to sell (the “Offering”) a minimum of $5,000,000.00 (the “Minimum Amount”) and a maximum of $7,500,000.00 (the “Maximum Amount”) of its ordinary shares (the “Shares”). The Shares are being offered at a price of $5.00 per Share. The minimum investment per subscriber is $500.00 (which minimum investment may be waived by Company); and

WHEREAS, unless the Minimum Amount is sold by September 30, 2017 (the “Final Termination Date”), the Offering shall terminate and all funds shall be returned to the subscribers in the Offering, and if the Minimum Amount is met, the Offering may continue until the Final Termination Date; and

WHEREAS, the Company and Underwriter desire to establish an escrow account with the Escrow Agent into which the Company and Underwriter shall instruct investors introduced to the Company by Underwriter (the “Investors”) to deposit checks and other instruments for the payment of money made payable to the order of “Signature Bank as Escrow Agent for ZK International Group Co., Ltd.,” and Escrow Agent is willing to accept said checks and other instruments for the payment of money in accordance with the terms hereinafter set forth; and

WHEREAS, the Company, as issuer, and Underwriter, as an introducing broker-dealer, represent and warrant to the Escrow Agent that they will comply with all of their respective obligations under applicable state and federal securities laws and regulations with respect to sale of the Offering; and

WHEREAS, the Company and Underwriter represent and warrant to the Escrow Agent that they have not stated to any individual or entity that the Escrow Agent’s duties will include anything other than those duties stated in this Agreement; and

WHEREAS, the Company and Underwriter warrant to the Escrow Agent that a copy of each document that has been delivered to Investors and third parties that include Escrow Agent’s name and duties, has been attached hereto as Schedule I.

WHEREAS, the Company, Underwriter and Escrow Agent previously entered into an Escrow Deposit Agreement dated June 8, 2017 and now desires to enter into this Agreement.

NOW, THEREFORE, IT IS AGREED as follows:

1.          Delivery of Escrow Funds.

(a)         Underwriter and the Company shall instruct Investors to deliver to Escrow Agent checks made payable to the order of “Signature Bank, as Escrow Agent for ZK International Group Co., Ltd.,” or wire transfer to Signature Bank, 950 Third Ave, 9th Floor, New York, NY 10022, ABA No. 026013576, Attention: John Gonzalez, Senior Vice President, for credit to Signature Bank, as Escrow Agent for ZK International Group Co., Ltd., Account No. 1502983322, in each case, with the name and address of the individual or entity making payment. The Underwriter shall forward any checks so received by the Underwriter to the Escrow Agent by noon of the next business day. In the event any Investor’s address is not provided to Escrow Agent by the Investor, then Underwriter and/or the Company agree to promptly provide Escrow Agent with such information in writing. The checks or wire transfers shall be deposited into a non interest-bearing account at Signature Bank entitled “ZK International Group Co., Ltd., Signature Bank, as Escrow Agent” (the “Escrow Account”).

(b)          The collected funds deposited into the Escrow Account are referred to as the “Escrow Funds.”

(c)          On or before the date of the initial deposit in the Escrow Account, the Underwriter shall notify the Escrow Agent in writing of the Effective Date of the Registration Statement (the “Effective Date”), and the Escrow Agent shall not be required to accept any amounts for credit to the Escrow Account prior to its receipt of such notification.

(d)          The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the Escrow Account. If, for any reason, any check deposited into the Escrow Account shall be returned unpaid to the Escrow Agent, the sole duty of the Escrow Agent shall be to return the check to the Investor and advise the Company and Underwriter promptly thereof.

2.          Release of Escrow Funds. The Escrow Funds shall be paid by the Escrow Agent in accordance with the following:

(a)          In the event that the Company and Underwriter advise the Escrow Agent in writing that the Offering has been terminated (the “Termination Notice”), the Escrow Agent shall promptly return the funds paid by each Investor to said Investor without interest or offset within five (5) business days.

(b)          Reserved.

(c)         Provided that the Escrow Agent does not receive the Termination Notice in accordance with Section 2(a) and the Minimum Amount deposited into the Escrow Account on or prior to the Final Termination Date, the Escrow Agent shall, upon receipt of written instructions, in the form of Exhibit A, attached hereto and made a part hereof, or in a form and substance satisfactory to the Escrow Agent, received from the Company and Underwriter, pay the Escrow Funds in accordance with such written instructions, such payment or payments to be made by wire transfer within one (1) business day of receipt of such written instructions. Such instructions must be received by the Escrow Agent no later than 3:00 PM Eastern Time on a Banking Day for the Escrow Agent to process such instructions that Banking Day. In no event will the escrow amount be released to the Company until such amount is received by the Escrow Agent in collected funds. For purposes of this Agreement, the term “collected funds” shall mean all funds received by the Escrow Agent which have cleared normal banking channels and are in the form of cash.

(d)          If by 3:00 P.M. Eastern time on the Final Termination Date the Escrow Agent has not received written instructions from the Company and Underwriter regarding the disbursement of the Escrow Funds or the total amount of the Escrow Funds is less than the Minimum Amount, then the Escrow Agent shall promptly return the Escrow Funds to the Investors without interest or offset within five (5) business days. The Escrow Funds returned to each Investor shall be free and clear of any and all claims of the Escrow Agent.

(e)          The Escrow Agent shall not be required to pay any uncollected funds or any funds that are not available for withdrawal. Should any party to this Agreement be a non-US entity, the Escrow Agent may require up to an additional five (5) Business Days to open the Escrow Account.

(f)          If the Final Termination Date or any date that is a deadline under this Agreement for giving the Escrow Agent notice or instructions or for the Escrow Agent to take action is not a Business Day, then such date shall be the Business Day that immediately precedes that date. A “Business Day” is any day other than a Saturday, Sunday or a day that a New York State chartered bank is not legally obligated to be opened.

(g)         The Escrow Period shall begin with the commencement of the Offering and shall terminate upon the earliest to occur of the following dates:

A. the date mutually acceptable to the Company and Underwriter after which the Minimum Amount is sold;

B. Final Termination Date;

C. the date upon which a determination is made by the Company and the Underwriter to terminate the Offering prior to the sale of the Minimum Amount.

During the Escrow Period, the Company is aware and understands that it is not entitled to any funds received into escrow and no amounts deposited in the Escrow Accounts shall become property of the Company, or be subject to the debts of the Company.

3.          Acceptance by Escrow Agent. The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a)          The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person who has been designated by Underwriter or the Company to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so. Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions. The names and true signatures of each individual authorized to act singly on behalf of the Company and Underwriter are stated in Schedule II, which is attached hereto and made a part hereof. The Company and Underwriter may each remove or add one or more of its authorized signers stated on Schedule II by notifying the Escrow Agent of such change in accordance with this Agreement, which notice shall include the true signature for any new authorized signatories.

(b)          The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith. The Escrow Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(c)          Underwriter and the Company agree to indemnify and hold the Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including but not limited to reasonable attorney’s fees) claimed against or incurred by Escrow Agent arising out of or related, directly or indirectly, to this Escrow Agreement unless caused by the Escrow Agent’s gross negligence or willful misconduct.

(d)          In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Funds until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Funds to a court of competent jurisdiction.

(e)          The Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than Escrow Agent’s obligations hereunder, and the Escrow Agent shall not be required to make a request that any monies be delivered to the Escrow Account, it being agreed that the sole duties and responsibilities of the Escrow Agent shall be to the extent not prohibited by applicable law (i) to accept checks or other instruments for the payment of money and wire transfers delivered to the Escrow Agent for the Escrow Account and deposit said checks and wire transfers into the non-interest bearing Escrow Account, and (ii) to disburse or refrain from disbursing the Escrow Funds as stated above, provided that the checks received by the Escrow Agent have been collected and are available for withdrawal.

4.          Term of Escrow. This Agreement shall terminate upon the disbursement of all Escrow Funds in the Escrow Account pursuant to Section 2(c), Section 2(d), Section 6 or Section 7, as applicable (except with respect to provisions hereof which are specifically intended to survive such termination).

5.          Escrow Account Statements and Information. The Escrow Agent agrees to send to the Company and/or the Underwriter a copy of the Escrow Account periodic statement, upon request in accordance with the Escrow Agent’s regular practices for providing account statements to its non-escrow clients and to also provide the Company and/or Underwriter, or their designee, upon request other deposit account information, including Escrow Account balances, by telephone or by computer communication, to the extent practicable. The Company and Underwriter agree to complete and sign all forms or agreements required by the Escrow Agent for that purpose. The Company and Underwriter each consents to the Escrow Agent’s release of such Escrow Account information to any of the individuals designated by Company or Underwriter, which designation has been signed in accordance with Section 3(a) by any of the persons in Schedule II.  Further, the Company and Underwriter have an option to receive e-mail notification of incoming and outgoing wire transfers. If this e-mail notification service is requested and subsequently approved by the Escrow Agent, the Company and Underwriter agrees to provide a valid e-mail address and other information necessary to set-up this service and sign all forms and agreements required for such service. The Company and Underwriter each consents to the Escrow Agent’s release of wire transfer information to the designated e-mail address(es). The Escrow Agent’s liability for failure to comply with this section shall not exceed the cost of providing such information.

6.          Resignation and Termination of the Escrow Agent. The Escrow Agent may resign at any time by giving 30 days’ prior written notice of such resignation to Underwriter and the Company. Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold as depository the Escrow Funds that it receives until the end of such 30-day period. In such event, the Escrow Agent shall not take any action, other than receiving and depositing Investors’ checks and wire transfers in accordance with this Agreement, until the Company has designated a banking corporation, trust company, attorney or other person as successor. Upon receipt of such written designation signed by Underwriter and the Company, the Escrow Agent shall promptly deliver the Escrow Funds to such successor and shall thereafter have no further obligations hereunder. If such instructions are not received within 30 days following the effective date of such resignation, then the Escrow Agent may deposit the Escrow Funds held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor. In either case provided for in this section, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.

7.          Termination. The Company and Underwriter may terminate the appointment of the Escrow Agent hereunder upon written notice specifying the date upon which such termination shall take effect, which date shall be at least 30 days from the date of such notice. In the event of such termination, the Company and Underwriter shall, within 30 days of such notice, appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by the Company and Underwriter, turn over to such successor escrow agent all of the Escrow Funds; provided, however, that if the Company and Underwriter fail to appoint a successor escrow agent within such 30-day period, such termination notice shall be null and void and the Escrow Agent shall continue to be bound by all of the provisions hereof. Upon receipt of the Escrow Funds, the successor escrow agent shall become the escrow agent hereunder and shall be bound by all of the provisions hereof and Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds and under this Agreement.

8.          Investment. All funds received by the Escrow Agent shall be held only in non-interest bearing bank accounts at Signature Bank.

9.          Compensation. Escrow Agent shall be entitled, for the duties to be performed by it hereunder, to a fee of $4,000, which fee shall be paid by the Company upon the signing of this Agreement. In addition, the Company shall be obligated to reimburse Escrow Agent for all fees, costs and expenses incurred or that become due in connection with this Agreement or the Escrow Account. Neither the modification, cancellation, termination or rescission of this Agreement nor the resignation or termination of the Escrow Agent shall affect the right of Escrow Agent to retain the amount of any fee which has been paid, or to be reimbursed or paid any amount which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission. To the extent the Escrow Agent has incurred any such expenses, or any such fee becomes due, prior to any closing, the Escrow Agent shall advise the Company and the Company shall direct all such amounts to be paid directly at any such closing. The Escrow Agent shall be entitled to a fee of $1,000 in the event the Agreement is amended for any reason in accordance with Section 11(d).

10.         Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand-delivery, by facsimile (followed by first-class mail), by nationally recognized overnight courier service or by prepaid registered or certified mail, return receipt requested, to the addresses set forth below:

If to Underwriter:

Boustead Securities, LLC

6 Venture, Suite 325

Irvine, CA 92618

Attention: Keith Moore, CEO

Fax: +1 815 301 8099

With copy to:

Hunter Taubman Fischer & Li LLC

1450 Broadway, 26th Floor

New York, NY 10018

Attention: Louis Taubman, Esq.

Joan Wu, Esq.

Fax: (212) 202-6380

If to the Company:

ZK International Group Co., Ltd.

No. 678 Dingxiang Road, Binhai Industrial Park

Wenzhou, Zheijiang Province

People’s Republic of China 325025

Attention: Mr. Jiancong Huang, Chief Executive Officer

With copy to:

Ortoli Rosenstadt LLP

501 Madison Avenue, 14th Floor

New York, NY 10022

Attention: William S. Rosenstadt, Esq.

Mr. Mengyi “Jason” Ye, Esq.

Fax: (212) 826-9307

If to Escrow Agent:

Signature Bank

950 Third Ave, 9th Floor

New York, NY 10022

Attention: John Gonzalez, Senior Vice President

Fax: +1 646 822 1520

11.         General.

(a)          This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State, without regard to choice of law principles and any action brought hereunder shall be brought in the courts of the State of New York, located in the County of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any manner permitted by applicable law and consents to the jurisdiction of said courts. EACH OF THE PARTIES HERETO HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(b)          This Agreement sets forth the entire agreement and understanding of the parties with respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.

(c)          All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto, as well as their respective successors and assigns.

(d)          This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

(e)          If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

(f)          This Agreement and any modification or amendment of this Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

12.         Regulatory Compliance

(a)        The Company and Underwriter agree to observe and comply, to the extent applicable, with all anti-money laundering laws, rules and regulations including, without limitation, regulations issued by the Office of Foreign Assets Control (“OFAC”) of the United States Department of Treasury and the Financial Crimes Enforcement Network of the U.S. Department of Treasury. Company and Underwriter represent and warrant to Escrow Agent that (i) no subscriber shall be located in an OFAC sanctioned country; (ii) no subscriber shall be a person listed on OFAC’s list of Specially Designated Nationals and Blocked Persons, or other government sanctioned list; and (iii) except as otherwise specifically provided in this Section, none of the escrow funds shall originate from an OFAC sanctioned country. Company and Underwriter acknowledge and agree that if Escrow Agent receives a “hit” or “alert” in connection with a subscriber, Company and/or Underwriter shall provide Escrow Agent with the name, address and date of birth of such subscriber or person within a timely manner. In the event that the Escrow Agent is unable to clear the “hit” or “alert” using such information, Company and Underwriter agree to reasonably cooperate with Escrow Agent and provide such additional information as Escrow Agent may reasonably request in order to evaluate the subject transfer. Additionally, if Escrow Agent receives a funds transfer that originated from an OFAC sanctioned country, Company and Underwriter shall provide Escrow Agent with evidence of OFAC approval, reasonably satisfactory to Escrow Agent, appropriate for the specific sanctions program that permits the subject funds transfer (“OFAC Approval”). Company and Underwriter further acknowledge and agree that Escrow Agent shall “block” or “reject” (as the case may be) any monies or funds without liability hereunder, unless and until the “hit” or “alert” is cleared, such subscriber’s or person transferring funds on behalf of subscriber’s identity has been verified to Escrow Agent’s reasonable satisfaction, or the OFAC Approval has been provided to and verified by Escrow Agent. Funds rejected by the Escrow Agent are returned to the subscriber and will be rejected if required by the regulation or as Escrow Agent deems necessary. Escrow Agent shall not be obligated to accept funds that are received from third parties on behalf of, or for the benefit of, subscriber.

(b)          Company and Underwriter shall provide to the Escrow Agent such information regarding the Company and Underwriter, any prospective or actual subscriber, or any person transferring funds on behalf of any prospective or actual subscriber as the Escrow Agent may require to enable the Escrow Agent to comply with its obligations under the Bank Secrecy Act of 1970, as amended (the “BSA”), or any regulations enacted pursuant to the BSA or any regulations, guidance, supervisory directive or order of the New York State Department of Financial Services or Federal Deposit Insurance Corporation. The Escrow Agent shall not make any payment of all or any portion of the Escrow Funds to any person unless and until such person has provided to the Escrow Agent such documents as the Escrow Agent may require to enable the Escrow Agent to comply with its obligations under the BSA.

(c)          To help the United States government fight funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, and from time to time as may be required by the Escrow Agent’s internal policies and procedures, the Escrow Agent shall be entitled to ask for information that will allow the Escrow Agent to identify relevant parties. For a non-individual person such as a business entity, a charity, a trust, or other legal entity, the Escrow Agent may ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification, and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. Company and Underwriter acknowledge that a portion of the identifying information set forth herein is being requested by the Escrow Agent in connection with Title III of the USA Patriot Act, Pub.L. 107-56 (the “Act”), and each party agrees to provide any additional information requested by the Escrow Agent in its sole discretion in connection with the Act or any other legislation, regulation, regulatory order or published guidance to which the Escrow Agent is subject, in a timely manner.

13.         Form of Signature. The parties hereto agree to accept a facsimile transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement and any modification or amendment of this Agreement; provided, however, that each party who produces a facsimile signature agrees, by the express terms hereof, to place, promptly after transmission of his or her signature by fax, a true and correct original copy of his or her signature in overnight mail to the address of the other party.

14.        No Third-Party Beneficiaries.  This Agreement is solely for the benefit of the parties and their respective successors and permitted assigns, and no other person has any right, benefit, priority, or interest under or because of the existence of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

ZK INTERNATIONAL GROUP CO., LTD.		BOUSTEAD SECURITIES, LLC

By:	/s/Jiancong Huang	By:	/s/Keith Moore
	Name: Mr. Jiancong Huang		Name: Keith Moore
	Title: CEO		Title: CEO

SIGNATURE BANK

By:	/s/John Gonzalez
Name: John Gonzalez
Title: Senior Vice President

By:	/s/ Stephen Fay
Name: Stephen Fay
Title: Senior Client Associate Officer

Schedule I

OFFERING DOCUMENTS

Schedule II

The Escrow Agent is authorized to accept instructions signed or believed by the Escrow Agent to be signed by any one of the following on behalf of the Company and Underwriter.

ZK International Group Co., Ltd.

Name: Jiancong Huang

True Signature:	/s/Jiancong Huang

Date:	6/20/2017

Boustead Securities, LLC

Name: Keith Moore

True Signature:	/s/Keith Moore

Date:	6/21/2017

Name: Daniel McClory

True Signature:	/s/Daniel McClory

Date:	6/21/2017

Exhibit A

FORM OF ESCROW RELEASE NOTICE

Date:

950 Third Ave, 9th Floor

New York, NY 10022

Attention: [name & title of Group Director]

Dear [name of Group Director]:

In accordance with the terms of Section 2(c) of an Escrow Deposit Agreement dated as of __________, 2017 (the "Escrow Agreement"), by and among ZK INTERNATIONAL GROUP CO., LTD. (the “Company”), BOUSTEAD SECURITIES, LLC (the “Underwriter”), and SIGNATURE BANK (the “Escrow Agent”), the Company and Underwriter hereby notify the Escrow Agent that the closing will be held on ___________ for gross proceeds of $_________.

PLEASE DISTRIBUTE FUNDS BY WIRE TRANSFER AS FOLLOWS (wire instructions attached):

:	$

:	$

:	$

Very truly yours,

ZK INTERNATIONAL GROUP CO., LTD.

By:
Name:
Title:

BOUSTEAD SECURITIES, LLC

By:
Name:
Title: